Exhibit 1

                             JOINT FILING AGREEMENT



         THIS JOINT FILING AGREEMENT (the "Agreement") is made and entered into as of this 13th, day of February, 2004 by and among Inversiones Costa Verde Limitada y Compania en Comandita por Acciones, Inversiones Costa Verde Limitada, Inmobiliaria e Inversiones Asturias S.A., Juan Jose Cueto Plaza, Ignacio Cueto Plaza and Enrique Cueto Plaza.

         The parties to this Agreement hereby agree to prepare jointly and file timely (or otherwise to deliver as appropriate) all filings on schedules 13D and 13G, and any amendments thereto ("13D and 13G Filings") required to be filed by them pursuant to sections 13(d) and 13(g) under the Securities Exchange Act of 1934, as amended, with respect to their respective ownership of the common shares of Lan Chile S.A. and other securities representing, or convertible into, such shares. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all 13D and 13G Filings.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                            [Signature pages follow]

                                    INVERSIONES COSTA VERDE LIMITADA Y COMPAniA
                                    EN COMANDITA POR ACCIONES
February 13, 2004
                                    By:  /s/ ENRIQUE CUETO PLAZA
                                    ----------------------------
                                             Name:   Enrique Cueto Plaza
                                             Title:  Legal Representative


                                    INVERSIONES COSTA VERDE LIMITADA

February 13, 2004
                                    By:  /s/ ENRIQUE CUETO PLAZA
                                    ----------------------------
                                             Name:   Enrique Cueto Plaza
                                             Title:  Legal Representative

February 13, 2004
                                    By:  /s/ ENRIQUE CUETO PLAZA
                                    ----------------------------
                                            Enrique Cueto Plaza


                                    JUAN JOSE CUETO PLAZA
February 13, 2004
                                    By:  /s/ ENRIQUE CUETO PLAZA
                                    ----------------------------
                                             Name:   Enrique Cueto Plaza
                                             Title:  Legal Representative

                                    IGNACIO CUETO PLAZA
February 13, 2004
                                    By:  /s/ ENRIQUE CUETO PLAZA
                                    ----------------------------
                                             Name:   Enrique Cueto Plaza
                                             Title:  Legal Representative


                                    INMOBILIARIA E INVERSIONES ASTURIAS S.A.

February 13, 2004
                                    By:  /s/ ENRIQUE CUETO PLAZA
                                    ----------------------------
                                             Name:   Enrique Cueto Plaza
                                             Title:  Legal Representative